Sentry Petroleum Updates Website with Video from Independent Expert, Dr. Charles Barker

Denver, Colorado (FSC – March 11, 2011) Sentry Petroleum Ltd (OTCBB:SPLM) today announced the release of a video interview with Dr. Charles Barker, Independent coal seam gas expert. The interview is available on the company's web site at http://www.sentrypetroleum.com/presentations/sentry-video-presentations/

Sentry’s Geosciences Team has delineated a potential 2,000 square mile of interbedded coal and carbonaceous shale estimated at up to 50 feet and 300 feet, respectively, in what appears to be the thickest portion of the deposit. Mud logs also clearly indicate the presence of gas at optimal production depths between of 300 to 1,600 feet. Dr. Barker is currently engaged by Sentry to assess the company’s potential coal seam gas deposit and in the video he talks about the development of these potential deposits and how the gas in such deposits is currently being produced in Queensland.

Sentry's 6.9 million acres of prospective leases are located in one of the hottest energy markets in the world. Some of the region’s largest energy companies including Royal Dutch Shell (NYSE:RDS) ConocoPhillips (NYSE:COP) and PetroChina (NYSE:PTR) have secured interests in the region, all through acquisition of junior companies like Sentry. Queensland, is located in a politically stable country governed by the rule of law, has a very favorable fiscal regime, and is located adjacent to the fastest growing energy market in the world, Asia.

Cautionary Note: The Company cautions that the estimated quantities of coal and carbonaceous shale disclosed in this press release represent an estimate of the potential of the noted permit areas based strictly on a review of technical data that is publicly available and are not intended to be construed in any manner as an estimate of any classification of reserves. Further appraisal is required before any estimated classification of reserves can be compiled. The Company’s upcoming appraisal drilling campaign is being undertaken in order to build the necessary data to be able to compile an estimate of reserves and make a later determination as to whether any noted reserves can be produced economically. There is risk that our upcoming appraisal drilling campaign will not be able to confirm the Company’s findings from its review of publicly available technical data.  The Company cautions that the results achieved by other companies operating in the region do not in any way indicate the presence of a commercially viable mineral deposit or oil and gas reserves on any of the Company’s permits.  Further exploration is required in order to be able to make a reserve estimate should the Company succeed in establishing that a commercially viable mineral deposit or oil and gas reserves exists on any of its property interests.

About Sentry Petroleum:

Sentry Petroleum Ltd is an American energy company with 10,600 square miles of oil, gas and coal seam gas rights in Queensland, Australia. The company has identified over 50 separate oil, gas and coal seam gas targets and leads within its permit area. Sentry Petroleum’s strategy is to drill the prospects and leads and independently certify the results. The company will continue to leverage its strengths with a vision of becoming a premier independent oil and gas company positioned for merger or sale. For more information, please visit www.sentrypetroleum.com.

Contact:
Investor Relations 866.680.7649
ir@sentrypetroleum.com
www.SentryPetroleum.com

Or

Philippe Niemetz, PAN Consultants Ltd.

212-344-6464 or 800-477-7570

p.niemetz@panconsultants.com

Forward-Looking Statements:

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of applicable legislation. Other than statements of historical fact, all statements in this release addressing future operations, undiscovered hydrocarbon resource potential, exploration, potential reservoirs, prospects, leads and other contingencies are forward-looking statements. Although management believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results may differ materially from those in the forward-looking statements due to factors such as market prices, exploration successes, continued availability of capital and financing, and general economic, market, political or business conditions. Please see our public filings at http://www.sec.gov and http://www.sedar.com for further information.